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                                                                   EXHIBIT 99.I


FOR IMMEDIATE RELEASE
---------------------
October 5, 1999

                 Anker Coal Proceeds With Proposed Restructuring
                 -----------------------------------------------

     Morgantown, WV -- Anker Coal Group, Inc. (the "Company") announced that it held a conference call on October 4, 1999, with the noteholders previously identified by the Company as eligible to participate in the proposed restructuring of its 9-3/4% Senior Notes due 2007. During the conference call, the Company reported that earnings before interest, taxes, depreciation and amortization ("EBITDA") for the eight-month period ended August 31, 1999, exceeded EBITDA for such period as forecasted in the Projected Summary Financial Statements which the Company filed as an exhibit to a Current Report on Form 8-K on October 1, 1999. In addition, the Company provided the following information to the noteholders after the conference call:

     1. The average annual tonnage subject to the Company's current long-term sales contracts for the periods set forth below is as follows:


                                             AVERAGE ANNUAL TONS
                       PERIOD          SUBJECT TO LONG-TERM CONTRACTS
                       ------          ------------------------------

                   1 to 3 years                   5,377,000
                   4 TO 8 years                   2,863,000
                   9 to 15 years                  1,576,000

     2. The projected mine life for each of the Company's deep mines is as follows:

               COUNTY                     MINE           PROJECTED LIFE
               ------                     ----           --------------

          Upshur County, WV          Spruce #1 Mine         4.4 years
                                     Spruce #2 Mine        11.0 years
                                     Spruce #3 Mine         6.5 years
          Barbour County, WV         Sentinel Mine         15.0 years
          Harrison County, WV        Sycamore Creek Mine    7.0 years
          Garrett County, MD         Steyer Mine           10.0 years
          Raleigh County, WV         Baybeck Mine           2.0 years
          Grant County, WV           Stoney River Mine     13.0 years

     The projected life indicated above for each deep mine is based on estimates of reserves that have been proven and assigned to a specific mine through the Company's current drilling program. Other reserves controlled for the mines have been indicated in geologic studies, but require additional drilling before these reserves can be classified as proven. The projected mine lives are also based on current reserve control, current mining plans, projected coal prices, projected annual production and other factors, and are subject to risks and uncertainties, including, but not limited to, variations in geological conditions and other factors affecting mining conditions. The Spruce #3 Mine referred to above is projected to be in production in 2003. The Stoney River Mine is projected to resume production in 2001.

     This press release contains statements, including, but not limited to, projected mine lives, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, in addition to those described above, the Company's ability to implement its business plan, the availability of liquidity and capital resources, the ability to achieve anticipated cost savings, securing new mining permits, unforseen adverse geologic conditions, successful completion of the planned restructuring and receipt of additional capital, and other factors identified in the Company's filings with the SEC. Actual results may differ materially from those described or implied herein as a result of various factors, many of which are beyond the control of the Company.

     Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

    Contact Bruce Sparks, President, Anker Coal Group, Inc. At (304) 594-1616.